_____________________________________________________________________________________________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities

Exchange Act of 1934 (the "Act")

December 23, 2003

(Date of earliest event reported)

SUITE 101.COM, INC.

(Exact name of Registrant as specified in its Charter)

Delaware (State or other jurisdiction of incorporation or organization)	0-25136 (Commission File Number)	33-0464753 (I.R.S. Employer Identification No.)

200, 630 – 4th Avenue S.W.

Calgary, Alberta, Canada T2P 0J9

(Address of principal executive offices)

Telephone Number (403) 777-9250

(Registrant's telephone number, including area code)

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

c)

Exhibits:

99.1.

Press release dated December 23, 2003.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: December 24, 2003

SUITE 101.COM, INC.

(Registrant)

/s/ Patricia Price

Patricia Price

Corporate Secretary

EXHIBIT

Press release dated December 23, 2003

SUITE101.COM, INC.  CLOSES US$6,000,000 FINANCING

December 23, 2003

SUITE101.COM, INC. (“BOWG” on the OTCBB) of Calgary, Alberta announced today that it has closed an offering by way of a private placement of 6 million units of the Company's securities for aggregate gross proceeds of US$6,000,000. Dundee Securities Corporation and Jones Gable & Company Limited acted as agents with respect to sales of the securities in Canada and offshore the United States.

Each unit was sold at a price of US$1.00 with each unit comprising one common share and one half of one warrant where one full warrant entitles the holder to purchase one common share for US$2.50, for a term of two years from today’s date. The warrants are subject to accelerated expiration in the event that the trading price of the Company's common shares trade at US$4.00 or more for 20 consecutive trading days, the resale of the shares has been registered under the US Securities Act of 1933 (the "1933 Act"), and the hold period for Canadian subscribers has expired.  In such events, the warrant term will be reduced to 30 days from the date of issuance of a news release announcing such change to the warrant term.

A fee of US$348,000 was paid to the agents with respect to sales of securities through their efforts, and broker warrants entitling the holders to purchase 580,000 common shares were issued as compensation in connection with the transaction.  The exercise price of the broker warrants is US$1.50 per share and the term is two years from today's date. The broker warrants are also subject to accelerated expiration 30 days after issuance of a news release to that effect in the event that  the common shares trade at US$3.00 or more for 20 consecutive trading days, if the resale of the shares has been registered under the 1933 Act and the hold period for Canadian subscribers has expired.,

The proceeds from the transaction will be used to further the Company’s oil and gas exploration activities in India and for general corporate and administrative purposes.

The shares were issued in a private transaction exempt from the registration requirements of the 1933 Act and may not be offered or sold absent such registration or an applicable exemption from the registration requirements of the Securities Act.  This press release shall not constitute an offer of the securities for sale in any jurisdiction.

Cautionary Statement to Investors

This Press Release may contain statements which constitute forward-looking statements within the meaning of the US Private Securities Litigation Reform Act of 1995, including statements regarding the plans, intentions, beliefs and current expectations of Suite101.com, Inc., its directors, or its officers with respect to the outcome of the oil and gas exploration, development and drilling activities in the exploration block in which the Company owns an interest off the east coast of India. Investors are cautioned that any such forward-looking statements are not guarantees of the success of the Company's oil and gas exploration, development and drilling activities and involve risks and uncertainties. There are numerous risks and uncertainties involved in the Company's acquisition of the unproved minority interest in the exploration area, including the possibilities that no discoveries of hydrocarbons are made on the exploration block or, if discovered, that such discoveries are not determined to be commercially productive. The block is a highly speculative exploration opportunity and pursuing the development of the exploration block will involve material risks to the Company and will result in material dilution to its stockholders.  Additional risks and uncertainties arise out of seeking to do business overseas in India where political and other world events may disrupt the Company's plans and intentions. There can be no assurance that the Company's oil and gas exploration and production activities will be commercially successful or result in material revenues to the Company.  Additional important risk factors are described in the Company's periodic filings with the Securities and Exchange Commission, including the Company's annual report on Form 10-KSB and quarterly reports on Form 10-QSB. The filings may be viewed at http://www.sec.gov. and www.sedar.com.

For further information contact:

Allan J. Kent, Executive VP and CFO

Brent Peters, Director

phone: 403-777-9250

phone: 416-628-5901

fax: 403-777-9199

email: info@geoglobal.com